Item 16(c)(2)(ii)

TM Capital August 2002 Board Presentation

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Exhibit A

[METHODE ELECTRONICS, INC. LOGO]

Proposed Recapitalization Analysis

[TM CAPITAL CORP. LOGO]

August 2002

Tab 1

Current Capitalization

	Class A Stock		Class B Stock		Total All Classes
Shareholders	Beneficially Owned	Percent of Class	Beneficially Owned	Percent of Class	Beneficially Owned		Percent of Total Outstanding

Directors:
William T. Jensen, Chairman	170,133	0.5%	—	—	170,133		0.5%
James W. Ashley, Jr., Secretary & Director	23,707	0.1%	—	—	23,707		0.1%
Warren L. Batts, Director	14,000	0.0%	—	—	14,000		0.0%
William C. Croft, Director	106,907	0.3%	2,020	0.2%	108,927		0.3%
Donald W. Duda, President	79,413	0.2%	—	—	79,413		0.2%
James W. McGinley, Director	10,105	0.0%	268	0.0%	10,373		0.0%
Robert R. McGinley, Director	121,800	0.3%	23,308	2.1%	145,108		0.4%
George C. Wright, Director	103,176	0.3%	6,540	0.6%	109,716		0.3%

Total Directors	629,241	1.8%	32,136	3.0%	661,377		1.8%

Estate of William J. McGinley	200,000	0.6%	880,901	81.0%	1,080,901		3.0%

Institutional Investors:
T. Rowe Price Associates, Inc.	3,404,000	9.7%	—	—	3,404,000		9.4%
Barclays Bank PLC	2,178,000	6.2%	—	—	2,178,000		6.0%
Advisory Research Inc.	1,777,000	5.1%	—	—	1,777,000		4.9%
LSV Asset Management	1,316,000	3.8%	—	—	1,316,000		3.6%
Private Capital Management	1,225,000	3.5%	—	—	1,225,000		3.4%
David L Babson & Company Inc.	1,093,000	3.1%	—	—	1,093,000		3.0%
Wellington Management Company LLP	992,600	2.8%	—	—	992,600		2.7%
Vanguard Group Inc.	880,839	2.5%	—	—	880,839		2.4%
Meridian Investment Management	825,700	2.4%	—	—	825,700		2.3%
American Century Investment Management Inc.	737,900	2.1%	—	—	737,900		2.0%
Keeley Asset Management Corp.	620,215	1.8%	—	—	620,215		1.7%
Invesco Inc.	613,300	1.7%	—	—	613,300		1.7%
Mellon Bank Corp.	541,253	1.5%	—	—	541,253		1.5%
Numeric Investors LP	495,600	1.4%	—	—	495,600		1.4%
Royce & Associates Inc.	457,200	1.3%	—	—	457,200		1.3%
Thrivent Investment	440,000	1.3%	—	—	440,000		1.2%
State Street Corp.	436,962	1.2%	—	—	436,962		1.2%
AAL Capital Management Corp.	416,500	1.2%	—	—	416,500		1.2%
Dimensional Fund Advisors Inc.	367,400	1.0%	—	—	367,400		1.0%
Banc One Corporation	—	—	700	0.1%	700		0.0%
Other Institutional Investors	10,312,406	29.4%	—	—	10,312,406		28.5%
Total Institutional	29,130,875	83.0%	700	0.1%	29,131,575		80.6%

Other Shares Outstanding	5,116,703	14.6%	173,580	16.0%	5,290,283		14.6%
Total Shares Outstanding	35,076,819	100.0%	1,087,317	100.0%	36,164,136	(a)	100.00%

(a) Does not include approximately 2,003,524 options outstanding.

Sources:

Proxy Statement dated August 10, 2002 and subsequent Forms 4.

Bloomberg L.P.

Voting Rights

Classification of Stock	Shares Outstanding	Percent of Total Outstanding	Voting Rights

Class A Common Stock (excluding exercisable options)	35,076,819	97.0%

The affirmative vote of the holders o f a majority of the Class A common stock present in person or by proxy at the annual meeting are entitled to elect 25% of the authorized number of directors, rounded u p to a whole number, with each Class A share having one vote. Unless otherwise required by law or Methode’s Restated Certificate o f Incorporation, the holders of Class A common stock are entitled to one-tenth of a vote per share on all other matters. The corporation may pay dividends to holders of Class A Stock in excess of dividends paid, or without paying dividends to, holders of Class B Stock.

Class B Common Stock (excluding exercisable options)	1,087,317	3.0%

The affirmative vote of the holders of a majority of the Class B common stock in person or by proxy at the annual meeting are entitled to elect all remaining directors, with each Class B share having one vote. Unless otherwise required by law or Methode’s Restated Certificate of Incorporation, the holders of Class B common stock are entitled to one vote per share on all other matters. Whenever a dividend is paid to the holders of Class B Stock, the corporation also shall pay to the holders of Class A Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Stock.

	36,164,136	100.0%

Economic Interest and Voting Analysis Summary

	Economic Interest			Ordinary Voting
Classification of Stock	Beneficially Owned	Percent of Total Outstanding	Election of Directors(a)	Votes	Percent of Total

Class A Stock	35,076,819	97.0%	25.0%	3,507,682	76.3%
Class B Stock	1,087,317	3.0%	75.0%	1,087,317	23.7%

Total Shares Outstanding	36,164,136	100.0%	100.0%	4,594,999	100.0%

(a)   Class A stock as a class is entitled to elect 25% of the authorized number of directors rounded up to a whole number, with Class B stock electing the remaining directors as a class. Such separate class voting for directors is eliminated if fewer than 100,000 Class B shares are outstanding.

TAB 2

Summary Historical & Projected Financial Data

Net Sales*

[CHART]

Income from Continuing Operations*

[CHART]

EBITDA*

[CHART]

EPS from Continuing Operations*

[CHART]

* Projections for fiscal 2003-2005 were originally based upon estimated results for the fiscal year ended April 30, 2002.  The projections have not been updated by management to reflect actual results for the fiscal year ended April 30, 2002, however, the projections were confirmed as current and substantially accurate by Mr. Douglas A. Koman, Vice President of Corporate Finance in a telephone conversation with TM Capital on August 15, 2002.

Methode Electronics, Inc.

Consolidated Historical & Projected Income Statements

($ in millions, except per share data)

	Fiscal Year Ended April 30, (a)					Fiscal Year Ending April 30,*
	1998	1999	2000	2001(b)	2002 (c)	2003E	2004E	2005E
Revenues:
Net Sales	$379.3	$362.1	$357.6	$359.7	$319.7	$354.6	$425.0	$500.0
Other	5.8	5.6	3.2	2.4	3.0	2.8	2.7	2.6
Total Revenues	385.1	367.7	360.9	362.1	322.6	357.4	427.7	502.6
Cost of Products Sold	280.2	263.8	264.9	295.9	242.1	266.2	317.3	371.0
Gross Profit	104.9	103.9	96.0	66.2	80.5	91.2	110.4	131.6
Depreciation & Amortization	— (d)	16.0	15.6	15.9	15.1	17.2	18.3	19.5
Selling and Administrative Expenses	49.9	41.1	41.8	26.4	44.5	39.6	44.9	51.2
Provision for Exiting Business	—	3.1	—	—	—	—	—	—
Operating Income	55.0	43.7	38.6	24.0	21.0	34.3	47.1	60.8
Interest, Net	(0.3)	1.0	1.7	1.7	1.2	1.4	1.4	1.5
Other, Net	(1.2)	0.3	0.6	1.2	1.1	0.2	0.2	0.2
Income from Continuing Operations before Income Taxes	53.6	45.0	40.9	26.8	23.4	35.9	48.8	62.5
Income Taxes	18.3	15.7	13.8	8.2	7.0	12.1	16.5	21.1
Income from Continuing Operations (e)	$35.3	$29.3	$27.1	$18.6	$16.4	$23.8	$32.3	$41.4

Earnings Per Share from Continuing Operations, Diluted	$1.00	$0.83	$0.76	$0.52	$0.45	$0.66	$0.90	$1.15
Dividends Per Share - Class A and Class B Shareholders	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted Average Shares, Diluted (Millions) (f)	35.5	35.4	35.5	35.8	36.1	36.0	36.0	36.0

EBITDA Calculation
Operating Income	$55.0	$43.7	$38.6	$24.0	$21.0	$34.3	$47.1	$60.8
Depreciation & Amortization	19.9	16.0	15.6	15.9	15.1	17.2	18.3	19.5

EBITDA	$74.9	$59.7	$54.2	$39.9	$36.1	$51.5	$65.5	$80.4

Net Sales Growth	10.6%	NM	(1.2)%	0.6%	(11.1)%	10.9%	19.9%	17.6%
Gross Margin	27.7%	28.7%	26.8%	18.4%	25.2%	25.7%	26.0%	26.3%
Operating Expenses as a % of Sales	13.2%	16.6%	16.1%	11.7%	18.6%	16.0%	14.9%	14.1%
EBITDA Margin	19.7%	16.5%	15.2%	11.1%	11.3%	14.5%	15.4%	16.1%
Operating Margin	14.5%	12.1%	10.8%	6.7%	6.6%	9.7%	11.1%	12.2%
Net Margin	9.3%	8.1%	7.6%	5.2%	5.1%	6.7%	7.6%	8.3%

(a)     Fiscal Years Ended April 30, 1997 - April 30, 1998 have not been restated for spin-off of Stratos Lightwave, Inc.  Fiscal Years Ended April 30, 1999 - April 30, 2000 have been restated for this spin-off.

(b)    Excludes after-tax charge of $5.9 million, net of special charges and insurance gains.  Income from Continuing Operations was $12.8 million if these charges were included.

(c)     Excludes after-tax warranty, restructuring charges and tax credits.  Income from continuing operations was $0.3 million if these charges were included.

(d)    Depreciation & Amortization is included in Cost of Products Sold and Selling and Administrative Expenses.

(e)     After-tax Income from Discontinued Operations was $3.5 million in 1999, $3.8 million in 2000 and $6.6 million in 2001, including costs associated with the Stratos spin-off of $1.3 million in 2001.

(f)       Assumes approximately 36.0 million weighted average shares outstanding for projected years.

* Projections for fiscal 2003-2005 were originally based upon estimated results for the fiscal year ended April 30, 2002.  The projections have not been updated by management to reflect actual results for the fiscal year ended April 30, 2002,  however, the projections were confirmed as current and substantially accurate by Mr. Douglas A. Koman, Vice President of Corporate Finance in a telephone conversation with TM Capital on August 15, 2002.

Methode Electronics, Inc.

Consolidated Historical & Projected Balance Sheets

($ in millions)

	As of April 30, (a)						As of April 30,*
	1997	1998	1999	2000	2001	2002 (b)	2003E	2004E	2005E
ASSETS:
Cash & Cash Equivalents	$23.1	$24.2	$22.2	$28.9	$42.8	$49.9	$66.8	$67.2	$74.6
Accounts Receivable, Net	54.1	64.5	79.2	67.3	66.1	64.1	59.1	70.8	83.3
Inventories	39.9	49.0	42.3	47.7	51.4	37.0	47.1	54.6	62.3
Current Deferred Income Taxes	2.8	4.0	4.7	5.1	7.5	7.6	9.3	11.2	13.2
Prepaid Expenses	2.9	3.1	5.5	4.3	9.5	6.9	8.1	9.4	10.7
Total Current Assets	122.8	144.7	153.8	153.4	177.3	165.4	190.5	213.2	244.2
Property, Plant & Equipment, Net	80.1	87.0	78.4	70.9	70.1	70.0	65.9	65.5	66.0
Goodwill, Net	35.2	38.7	38.2	38.7	27.6	18.2	27.6	27.6	27.6
Other	15.4	17.0	14.7	16.9	19.9	38.3	38.8	45.0	51.3
Total Assets	$253.5	$287.5	$285.1	$279.8	$294.9	$291.9	$322.8	$351.4	$389.1

LIABILITIES & SHAREHOLDERS’ EQUITY:

Current Liabilities:
Accounts & Notes Payable	$25.6	$27.7	$22.8	$27.0	$27.7	$27.3	$28.4	$29.9	$31.4
Other Current Liabilities	19.0	22.7	29.1	21.2	26.3	22.9	26.3	26.3	26.3
Total Current Liabilities	44.5	50.4	51.9	48.2	54.0	50.2	54.8	56.3	57.8
Other Liabilities	4.8	3.8	3.6	3.9	5.3	6.7	6.0	7.1	8.4
Deferred Compensation	7.0	7.3	7.3	6.9	6.3	5.1	7.6	8.3	9.2
Total Liabilities	56.3	61.5	62.8	59.0	65.6	62.1	68.3	71.7	75.3
Stockholders’ Equity:
Common Stock	17.7	17.8	17.4	18.0	18.1	18.3	18.1	18.1	18.1
Additional Paid-in Capital	18.0	21.0	(2.6)	28.0	33.3	36.1	33.3	33.3	33.3
Retained Earnings	161.2	189.4	214.1	181.4	190.6	187.2	215.7	240.9	275.1
Other Shareholders’ Equity	0.2	(2.2)	(6.6)	(6.5)	(12.7)	(11.8)	(12.7)	(12.7)	(12.7)
Total Stockholders’ Equity	197.2	226.0	222.3	220.9	229.3	229.8	254.5	279.6	313.8
Total Liabilities & Stockholders’ Equity	$253.5	$287.5	$285.1	$279.8	$294.9	$291.9	$322.8	$351.4	$389.1

Book Value Per Share	$5.56	$6.34	$6.21	$6.13	$6.34	$6.36	$7.08	$7.77	$8.73
Number of Shares Outstanding (c)	35.5	35.7	35.8	36.0	36.2	36.2	36.0	36.0	36.0

(a)     Fiscal Years Ended April 30, 1997 - April 30, 1998 have not been restated for spin-off of Stratos Lightwave, Inc.  Fiscal Years Ended April 30, 1999 - April 30, 2000 have been restated for this spin-off.

(b)    As reported in Form 10-K for the year ended April 30, 2002.

(c)     Assumes outstanding number of shares of approximately 36.0 million for projected years.

* Projections for fiscal 2003-2005 were originally based upon estimated results for the fiscal year ended April 30, 2002.  The projections have not been updated by management to reflect actual results for the fiscal year ended April 30, 2002,  however, the projections were confirmed as current and substantially accurate by Mr. Douglas A. Koman, Vice President of Corporate Finance in a telephone conversation with TM Capital on August 15, 2002.

Methode Electronics, Inc.

Consolidated Historical & Projected Cash Flow Statements

($ in millions)

	Year Ended April 30, (a)						Year Ending April 30,*
	1997	1998	1999	2000	2001	2002 (b)	2003E	2004E	2005E

Cash Flows from Operating Activities:
Net Income from Continuing Operations	$37.2	$35.3	$29.3	$27.1	$18.6	$3.8	$23.8	$32.3	$41.4
Adjustments to Reconcile Net Income from Continuing
Operations to Net Cash Provided by Operating Activities:
Provision for Depreciation and Amortization	14.7	17.6	16.0	15.6	15.9	16.1	17.2	18.3	19.5
Provision for Losses on Accounts Receivable	0.0	0.1	1.1	3.0	1.4	1.2	—	—	—
Provision for Impairment of Assets	—	—	—	—	—	11.1	—	—	—
Provision for Deferred Compensation and SEBP	(0.3)	(0.2)	0.4	0.7	—	—	—	—	—
Deferred Income Taxes	0.5	(1.0)	(1.1)	(0.8)	(0.8)	(5.3)	(0.8)	(0.8)	(0.8)
Amortization of Stock Awards	2.0	2.2	2.2	1.9	0.8	0.1	—	—	—
Provision for Loss on Idle Equipment	—	—	—	1.0	0.6	0.6	—	—	—
Contribution of Treasury Stock to ESOP	—	—	—	1.2	—	—	—	—	—
(Increase) Decrease in Accounts Receivable	(0.8)	(7.1)	(19.3)	8.9	(0.2)	0.9	(1.6)	(11.7)	(12.5)
(Increase) Decrease in Inventories	(3.0)	(7.5)	3.9	(6.3)	(3.6)	13.9	(3.9)	(7.5)	(7.7)
(Increase) Decrease in Current Deferred Income Taxes and Prepaid Expenses	0.7	0.0	(2.5)	1.2	(5.5)	3.0	(4.0)	(8.1)	(8.5)
Increase (Decrease) in Accounts Payable and Accrued Expenses	(6.0)	(1.2)	2.3	1.4	9.1	(4.5)	0.8	1.5	1.5
Changes in Operating Assets & Liabilities	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—
Net Cash (Used in) Provided by Operating Activities	44.9	38.3	32.3	54.8	36.4	40.8	31.5	24.1	32.9

Cash Flows from Investing Activities:
Purchases of Property, Plant & Equipment	(20.4)	(23.2)	(17.5)	(12.9)	(15.6)	(16.3)	(16.0)	(18.0)	(20.0)
Purchases of Subsidiaries	(40.8)	(3.8)	(1.5)	(1.0)	—	(13.0)	—	—	—
Proceeds (Purchases) Life Insurance Policies	(0.7)	(1.0)	(0.9)	(1.1)	(1.2)	(1.2)	—	—	—
Proceeds from Sale of Assets	—	—	—	3.5	—	—	—	—	—
Acquisitions	—	—	—	—	—	—	—	—	—
Other	(0.9)	(3.7)	1.9	(5.0)	3.8	1.9	—	—	—
Net Cash (Used in) Provided by Investing Activities	(62.9)	(31.7)	(18.1)	(16.4)	(13.0)	(28.6)	(16.0)	(18.0)	(20.0)

Cash Flows from Financing Activities:
Borrowings (Repayments) on Lines of Credit & Long-term Borrowings	(1.4)	1.7	1.6	(3.6)	(1.2)	—	—	—	—
Exercise of Stock Options	—	—	—	1.3	2.7	2.1	1.3	1.5	1.8
Treasury Stock Transactions	(0.6)	(0.2)	(3.1)	0.5	—	—	—	—	—
Cash Dividends	(7.1)	(7.1)	(7.1)	(7.1)	(7.1)	(7.2)	(7.2)	(7.2)	(7.2)
Other	—	—	—	—	—	—	—	—	—
Net Cash (Used in) Provided by Financing Activities	(9.1)	(5.5)	(8.6)	(8.9)	(5.6)	(5.1)	(6.0)	(5.7)	(5.5)
Net Cash (Used in) Discontinued Operations	—	—	(7.6)	(22.9)	(1.0)	—	—	—	—
Net Cash (Used in) Special Charge	—	—	—	—	(2.9)	—	—	—	—
Increase (Decrease) in Cash and Cash Equivalents	(27.1)	1.1	(2.0)	6.7	13.9	7.1	9.5	0.4	7.5
Cash and Cash Equivalents at Beginning of Period	50.2	23.1	24.2	22.2	28.9	42.8	57.3	66.8	67.2
Cash and Cash Equivalents at End of Period	$23.1	$24.2	$22.2	$28.9	$42.8	$49.9	$66.8	$67.2	$74.6

(a)     Fiscal Years Ended April 30, 1997 - April 30, 1998 have not been restated for spin-off of Stratos Lightwave, Inc.  Fiscal Years Ended April 30, 1999 - April 30, 2000 have been restated for this spin-off.

(b)    As reported in Form 10-K for the year ended April 30, 2002.

* Projections for fiscal 2003-2005 were originally based upon estimated results for the fiscal year ended April 30, 2002.  The projections have not been updated by management to reflect actual results for the fiscal year ended April 30, 2002,  however, the projections were confirmed as current and substantially accurate by Mr. Douglas A. Koman, Vice President of Corporate Finance in a telephone conversation with TM Capital on August 15, 2002.

Historical & Projected Sales by Segment *

[CHART]

* Total Sales does not include corporate discounts.

** Projections for fiscal 2003-2005 were originally based upon estimated results for the fiscal year ended April 30, 2002.  The projections have not been updated by management to reflect actual results for the fiscal year ended April 30, 2002,  however, the projections were confirmed as current and substantially accurate by Mr. Douglas A. Koman, Vice President of Corporate Finance in a telephone conversation with TM Capital on August 15, 2002.

Methode Electronics, Inc.

Selected Historical & Projected Operating Data by Segment

($ in millions, except per share data)

	Fiscal Year Ended April 30,				Fiscal Year Ending April 30,
	1999	2000	2001 (a)	2002 (b)	2003E	2004E	2005E
Net Sales:
Electronic:
Automotive	$206.2	$216.5	$213.3	$221.2	$262.2	$323.6	$388.8
Non-Automotive	108.4	96.4	104.0	55.6	50.0	55.0	60.5
Electronic - Total	314.6	312.9	317.3	276.9	312.2	378.6	449.3
Optical	18.3	20.8	27.8	28.0	29.9	32.9	36.2
Other	30.8	25.8	17.9	14.8	16.0	17.0	18.0
Corporate (Discounts)	(1.6)	(1.9)	(3.2)	—	(3.5)	(3.5)	(3.5)
Total Net Sales	$362.1	$357.6	$359.7	$319.7	$354.6	$425.0	$500.0

Operating Profit
Electronic:
Automotive	$36.6	$37.2	$20.5	$31.7	$39.9	$50.1	$60.5
Non-Automotive	19.6	11.4	(2.4)	(1.2)	3.3	5.0	7.0
Electronic - Total	$56.3	$48.6	$18.1	$30.5	$43.2	$55.0	$67.5
Optical	1.7	0.4	2.8	1.5	3.0	4.1	5.4
Other	(4.8)	1.1	1.9	1.0	1.6	2.0	2.6
Corporate	(9.5)	(11.5)	1.1	(12.0)	(13.5)	(14.0)	(14.7)
Total Operating Income	$43.7	$38.6	$24.0	$21.0	$34.3	$47.1	$60.8

Net Sales Growth:
Electronic:
Automotive	NA	5.0%	(1.5%)	3.7%	18.5%	23.4%	20.1%
Non-Automotive	NA	(11.1%)	7.9%	(46.5)%	(10.1)%	10.0%	10.0%
Electronic - Total	NA	(0.5)%	1.4%	(12.7)%	12.7%	21.3%	18.7%
Optical	NA	13.4%	33.6%	0.7%	6.9%	10.0%	10.0%
Other	NA	(16.2)%	(30.8)%	(17.0)%	7.9%	6.3%	5.9%
Total Net Sales Growth (Decline)	NA	(1.2)%	0.6%	(11.1)%	10.9%	19.9%	17.6%

Operating Margin:
Electronic:
Automotive	17.8%	17.2%	9.6%	14.3%	15.2%	15.5%	15.6%
Non-Automotive	18.1%	11.8%	(2.3)%	(2.1)%	6.5%	9.0%	11.5%
Electronic - Total	17.9%	15.5%	5.7%	11.0%	13.8%	14.5%	15.0%
Optical	9.5%	1.7%	10.1%	5.3%	10.0%	12.5%	15.0%
Other	(15.7)%	4.3%	10.9%	6.6%	10.0%	12.0%	14.5%
Total Operating Margin	12.1%	10.8%	6.7%	6.6%	9.7%	11.1%	12.2%

(a)     Excludes special charge and insurance gain.

(b)    Excludes after-tax warranty, restructuring charges and tax credits.  Income from continuing operations was $0.3 million if these charges were included.

Tab 3

Methode Electronics, Inc.

Daily Closing Stock Price - 1/4/99 to 8/14/02*

[CHART]

* Stock prices prior to April 28, 2001 adjusted for Stratos Lightwave spinoff.

Methode Electronics, Inc.

Daily Closing Stock Price - 7/3/02 to 8/14/02

[CHART]

Methode Electronics, Inc.

Daily Trading Premium (Discount) of Class B Stock:  1/4/99 - 8/14/02

[CHART]

Methode Electronics, Inc.

Monthly Stock Trading Volume - 1/99 to 8/02

[CHART]

	Average Monthly Volume
($s in thousands)	Class A	Class B

1999	5,451.2	10.1
2000	11,543.8	7.2
2001	9,587.0	9.2
YTD 2002	4,282.4	8.3
Total Period	8,028.2	8.7

* Represents partial month’s volume as of August 14, 2002.

Tab 4

Analysis of Selected Publicly Traded Electronic Component Manufacturing Companies

($s in millions)

	Selected Publicly Traded Companies
	Amphenol Corporation	CTS Corporation	Delphi Automotive Systems Corporation	Littelfuse, Inc.	Molex Incorporated	Thomas & Betts Corporation		TRW Inc.	Median	Methode Electronics, Inc.(c)
Operating Data (Latest 12 months)	6/30/2002	6/30/2002	6/30/2002	6/29/2002	6/30/2002	6/30/2002		6/30/2002		4/30/2002

Net Sales	$1,039.8	$487.3	$26,619.0	$266.6	$1,711.5	$1,398.4		$16,594.0	$1,398.4	$319.7
Five-Year Compound Sales Growth	5.5%	7.9%	(2.8)%	1.8%	2.1%	(7.4%	)	9.9%	2.1%	1.8	%(d)

Gross Profit	$324.9	$102.3 (a)	$3,107.0	$84.1	$542.0	$314.5		$2,582.0 (a)		$80.5
Gross Margin	31.2%	21.0%	11.7%	31.5%	31.7%	22.5%		15.6%	22.5%	25.2%

EBITDA	$211.4	$49.4 (a)	$1,655.0 (a)	$35.3 (a)	$337.6 (b)	$53.0	(a)	$1,759.0 (a)		$36.1
EBITDA Margin	20.3%	10.1%	6.2%	13.2%	19.7%	3.8%		10.6%	10.6%	11.3%

Operating Income	$169.2	$0.9 (a)	$585.0 (a)	$13.5 (a)	$100.1	$(12.1	)(a)	$1,046.0 (a)		$21.0
Operating Margin	16.3%	0.2%	2.2%	5.1%	5.9%	(0.9%	)	6.3%	5.1%	6.6%

Net Income	$69.9	($34.5)	$64.0	$1.1	$93.2	$(139.8)		$250.0		$16.4
Net Profit Margin	6.7%	(7.1)%	0.2%	0.4%	5.4%	(10.0)%		1.5%	0.4%	5.1%

Balance Sheet Data (Latest Available)

Cash & Equivalents	$19.2	$15.0	$753.0	$43.8	$313.3	$254.0		$259.0		$49.9

Total Assets	$1,038.0	$547.0	$19,560.0	$283.3	$2,253.9	$1,671.0		$14,639.0	$1,671.0	$291.9

Current Debt	$83.5	—	$1,598.0	$20.4	—	$110.7		$733.0		—
Long-Term Debt	585.9	120.0	2,064.0	30.2	14.2	557.8		4,807.0		—

Total Debt	669.3	120.0	3,662.0	50.6	14.2	668.5		5,540.0		—

Minority Interest	—	—	—	—	—	—		84.0		—

Shareholders’ Equity	158.5	276.0	2,439.0	184.3	1,827.7	639.3		1,995.0		229.8

Total Capital	$827.8	$396.0	$6,101.0	$234.9	$1,841.9	$1,307.8		$7,619.0		$229.8

Debt as a % of Total Capital	80.9%	30.3%	60.0%	21.6%	0.8%	51.1%		72.7%	51.1%	—

Operating Income/Total Assets	16.3%	0.2%	3.0%	4.8%	4.4%	NM		7.1%	4.6%	7.2%

Return on Equity	44.1%	NM	2.6%	0.6%	5.1%	NM		12.5%	5.1%	7.1%

NA - Not Available

NM - Not Meaningful

(a)     Excludes non-recurring charges.

(b)    Represents depreciation & amortization for the twelve months ended March 31, 2002;  excludes non-recurring items.

(c)     Excludes after-tax warranty, restructuring charges and tax credits.  Income from continuing operations was $0.3 million if these charges were included. (d) Five-year compound sales growth based on Robert W. Baird FY 1996 revenue estimate from continuing operations of $293.1 million.

($s in millions, except per share data)

	Selected Publicly Traded Companies
	Amphenol Corporation		CTS Corporation		Delphi Automotive Systems Corporation		Littelfuse, Inc.		Molex Incorporated (b)		Thomas & Betts Corporation		TRW Inc.		Median		Methode Electronics, Inc.
Market Data (Latest Available)

Ticker Symbol	APH		CTS		DPH		LFUS		MOLX / MOLXA		TNB		TRW				METHA / METHB
Stock Exchange	NYSE		NYSE		NYSE		NASDAQ		NASDAQ		NYSE		NYSE				NASDAQ

Closing Price (8/14/02)	$38.52		$6.02		$9.12		$21.10		$30.70 / $25.86		$15.17		$55.39				$8.14 / $8.5

52-Week High	$52.95		$22.72		$17.40		$28.47		$39.61 / $33.80		$24.50		$57.90				$12.86 / $13.25
52-Week Low	$32.00		$5.15		$8.55		$18.00		$24.64 / $19.79		$13.37		$27.43				$6.29 / $6.01

Current as a % of High	72.7%		26.5%		52.4%		74.1%		77.5 / 76.5%		61.9%		95.7%		72.7%		63.3 / 64.2%

Market Capitalization	$1,637.6		$202.0		$5,102.4		$463.5		$5,486.1		$884.4		$7,124.3		$1,637.6		$294.8
Common Shares Outstanding (million)	42.5		33.6		559.5		22.0		193.5		58.3		128.6				36.2

Earnings per Share	$1.62		($1.19)		$0.11		$0.04		$0.39		($2.40)		$1.96				$0.45
Price/Earnings Ratio	23.8	x	NM		82.9	x	NM		78.7x / 66.3	x	NM		28.3	x	50.4	x	18.1x / 18.9	x

Book Value per Share	$3.73		$8.22		$4.36		$8.39		$9.44		$10.97		$15.51				$6.36
Price/Book Value	10.3	x	0.7	x	2.1	x	2.5	x	3.3x / 2.7	x	1.4	x	3.6	x	2.5	x	1.3x / 1.3	x

Market Capitalization	$1,637.6		$202.0		$5,102.4		$463.5		$5,486.1		$884.4		$7,124.3				$294.8
Plus: Total Debt	669.3		120.0		3,662.0		50.6		14.2		668.5		5,540.0				—
Plus: Preferred Stock	—		—		—		—		—		—		—				—
Plus: Minority Interest	—		—		—		—		—		—		84.0				—
Less: Cash & Equivalents	19.2		15.0		753.0		43.8		313.3		254.0		259.0				49.9

Enterprise Value	$2,287.7		$307.0		$8,011.4		$470.3		$5,187.0		$1,298.9		$12,489.3				$244.9

Enterprise Value/Operating Income	13.5	x	NM		13.7x		34.9x	x	51.8	x	NM		11.9	x	13.7	x	11.7x
Enterprise Value/EBITDA	10.8	x	6.2	x	4.8	x	13.3	x	15.4	x	24.5	x	7.1	x	10.8	x	6.8x
Enterprise Value/Gross Profit	7.0	x	3.0	x	2.6	x	5.6	x	9.6	x	4.1	x	4.8	x	4.8	x	3.0x
Enterprise Value/Net Sales	2.2	x	0.6	x	0.3	x	1.8	x	3.0	x	0.9	x	0.8	x	0.9	x	0.8x

Current Fiscal Year Estimated Earnings per Share (a)
	$1.92		$(0.20)		$0.87		$0.62		$0.48		—		$3.50		$0.64
Price/Earnings Ratio	20.1	x	NM		10.5	x	34.0	x	64.4x / 54.2	x	NM		15.8	x	20.1	x	12.7x / 13.3	x

Next Fiscal Year Estimated Earnings per Share (a)
	$2.44		$0.37		$1.18		$0.95		$0.77		$1.00		$4.04		$0.80
Price/Earnings Ratio	15.8	x	16.5	x	7.7	x	22.3	x	39.9x / 33.6	x	15.2	x	13.7	x	15.8	x	10.2x / 10.6	x

NA - Not Available

NM - Not Meaningful

(a) Source: I/B/E/S Earnings Estimates - Bloomberg

(b) Includes Common Stock, Class A Common Stock, and non-publicly traded Class B Common Stock.

Description of Selected Publicly Traded Electronic Component
Manufacturing Companies

Amphenol Corporation

Amphenol Corporation designs, manufactures and markets electrical, electronic and fiber optic connectors, interconnect systems and coaxial and flat-ribbon cable.  The company’s products are used in a variety of industries, including telephone, wireless and data communications systems, cable television systems and commercial and military aerospace electronics.

CTS Corporation

CTS Corporation designs, manufactures and sells electronic components and custom electronic assemblies.  The company sells its products to original equipment manufacturers primarily in the communications equipment, automotive and computer equipment markets around the world.

Delphi Automotive Systems Corporation

Delphi Automotive Systems Corporation is a diversified supplier of automotive components, integrated systems and modules.  The company sells its products to automotive vehicle manufacturers, as well as to the worldwide aftermarket for replacement parts.  Delphi sells its products under trademarks such as Freedom, E-STEER, FOREWARN and TRAXXAR.

Littelfuse, Inc.

Littelfuse, Inc. manufactures and sells fuses and other circuit protection devices for use in the automotive, electronic and general industrial markets.  The company also makes relays, switches, circuit breakers and indicator lights.  Littelfuse sells its products around the world.

Molex Incorporated

Molex Incorporated manufactures electronic, electrical and fiber optic interconnection products and systems, switches, value-added assemblies and application tooling.  The company sells to original equipment manufacturers in industries that include automotive, computer, computer peripheral, business equipment, telecommunications, consumer products and premise wiring.

Thomas & Betts Corporation

Thomas & Betts Corporation designs, manufactures and markets electrical and electronic connectors and components for use in assembling, maintaining and repairing electrical, electronic and communication systems.  The company’s products are sold worldwide through distributors, mass merchandisers, catalogs and home centers.

TRW Inc.

TRW Inc. is a global technology, manufacturing and service company that provides advanced technology, systems and services to customers worldwide.  The company designs and produces products for the automotive, aerospace and information technology markets.  TRW provides defense systems, information technology, automotive electronics and chassis systems and other products.

Relative Share Price Performance - 1/2/99 to 8/14/02**

[CHART]

*  Excludes Molex Inc. common shares.

** Stock prices prior to April 28, 2001 adjusted for Stratos Lightwave spinoff.

Tab 5

Dual Class Stock Trading Analysis - Discount at Which Lesser Voting Shares
Trade Relative to Greater Voting Shares*

Company	% (Discount) Premium

Aaron Rents	(7.88)%
Advanta Corp	1.15%
Alberto-Culver	(4.46)%
Baldwin & Lyons	6.85%
Bandag Inc	(13.95)%
Bel Fuse Inc	19.95%
Bio-Rad Labs	0.63%
Brown-Forman	0.12%
Comcast Corp	(2.64)%
Constellation Brands	0.07%
E-Z-EM Inc	(6.67	)%(a)
Forest City	(6.57)%
Gen Comm	2.40%
Gray Comm Sys	(19.10)%
Greif Bros	(2.48)%
Heico Corp	(22.04)%
Hubbell Inc	8.25%
Intl Speedway	0.14%
Kelly Services	1.95%
KV Pharm	(0.90)%
Lee Enterprises	12.10%
Liberty Media Corp	0.91%
Liberty Satellite & Tech	(30.00)%
Marsh Supermkt	(11.66)%
Meredith Corp	22.45%
Molex Inc	(15.54)%
Moog Inc	(13.24)%
Neiman Marcus	9.78%
Odetics Inc	2.86%
Oshkosh B’Gosh	(1.02)%
Oshkosh Truck	—
Penn Engin & MF	0.31%
Pilgrims Pride	(21.82)%
Playboy Ent	18.35%
Readers Digest	(13.68	)%(a)
Saucony Inc	0.30%
Seneca Foods	(3.12)%
Sequa Corp	0.17%
Tecumseh Prod	9.86%
Thomas Nelson	(2.42)%
Viacom Inc	—
Wiley John & Son	(0.34)%
Wrigley (WM.)	1.88%

Average Discount                               (1.84)%

* Publicly traded companies with dual class common stock with different voting rights where both classes are publicly traded (minimum market value = $20 million).

(a) Recapitalization pending.

Tab 6

Recent Acquisitions Involving Dual Equity Class Companies with an Additional Premium Received by Control Shareholders

Target	Century Communications Corp.	Tele- Communications, Inc.	SFX Broadcasting, Inc.	Average

Acquiror	Adelphia Communications Corp.	AT&T Corp.	Capstar Broadcasting Partners

Date of Transaction	3/5/99	6/24/98	2/20/98

Transaction Value (millions)	$5,201	$53,593	$1,927	$20,240

Target Control Voting Shares Outstanding	42,322,059	64,444,000	1,047,037
Target Non-Control Shares Outstanding	32,887,163	473,517,000	8,773,934
Total Shares Outstanding	75,209,222	537,961,000	9,820,971

Control Voting Stock as a Percentage of
Total Shares Outstanding	56.3%	12.0%	10.7%	26.3%

Additional Premium Paid to Control Shareholders	9.1%	10.0%	30.0%	16.4%
Synopsis

Adelphia offered $9.16 in cash and 0.6122 shares (valued at $34.97 based on Adelphia’s closing stock price of $57.125 prior to announcement) or $44.13 in aggregate, for each Century Class A share, and $11.81 in cash and 0.6360 shares (valued at $36.33) or $48.14 in aggregate, for each Century Class B share.

		AT&T offered 0.7757 shares per TCI Class A share and 0.8533 shares per TCI Class B share.	Capstar offered $75 in cash per SFX Class A common share and $97.50 in cash per SFX Class B common share.

Recent Acquisitions Involving Dual Equity Class Companies with No Additional Premium Received by Control Shareholders

($s in millions)

Date Announced	Target Name	Acquiror Name	Value of Transaction

4/10/2002	Herbalife International, Inc.	Whitney & Co. and Golden Gate Capital, Inc.	$685.0
3/8/2002	Wackenhut Corporation	Group 4 Falck A/S	$573.0
3/7/2001	Crown Central Petroleum Corporation	Rosemore, Inc.	$192.2
8/7/2000	Central Newspapers, Inc.	Gannett Co., Inc.	$2,800.0
4/12/2000	Ben & Jerry’s Homemade	Unilever	$284.5
3/3/2000	Jones Intercable, Inc.	Comcast Corp.	$4,944.7
2/15/2000	Pittway Corp.	Honeywell International Inc.	$2,148.9
1/18/2000	Associated Group Inc.	AT&T - Liberty Media Group	$3,090.7
9/24/1999	United Foods Inc.	Pictsweet LLC	$3.6
7/15/1999	Hach Co.	Danaher Corp.	$359.5
3/2/1999	Genovese Drug Stores	J.C. Penny Co.	$255.5
11/2/1998	Intl Manufacturing Svcs Inc.	Celestica Inc.	$173.2
6/22/1998	NetVantage Inc.	Cabletron Systems Inc.	$94.0
10/ 21/1997	International Dairy Queen Inc.	Berkshire Hathaway Inc.	$596.9
6/17/1997	Hechinger Co.	Leonard Green & Partners LP	$127.0
6/16/1997	Frederick’s of Hollywood, Inc.	Investor Group	$69.4
5/7/1997	Reliable Life Insurance Co.	Unitrin Inc.	$261.1
5/5/1997	Riser Foods Inc.	Giant Eagle Inc.	$468.5
4/30/1997	Sinter Metals Inc.	GKN PLC	$469.7
4/22/1997	International Family Entertainment	Fox Kids Worldwide Inc.	$1,862.9
3/10/1997	Greenwich Air Services Inc.	General Electric Co.	$519.2
7/17/1996	New World Communications	News Corp Ltd.	$2,173.0
6/3/1996	Heftel Broadcasting Corp.	Clear Channel Communications	$315.3
8/30/1995	Kentucky Medical Insurance Co.	Michigan Physicians Mutual	$25.0

Tab 7

Premiums Paid for Significant Ownership Purchases

($ in millions)

Date Announced	Target Name	Acquiror Name	% of Shares Acquired	Value of Transaction	Four Week Premium
07/30/2002	SoftNet Systems Inc	Independence Holding Co	19.9%	$15.0	62.2%
03/08/2002	Hawker Pacific Aerospace	Lufthansa Technik AG	25.6%	$8.5	25.5%
03/04/2002	FTD.COM INC	IOS Brands Corp	15.0%	$24.6	-57.0%
02/19/2002	Travelocity.com Inc(Sabre Hlg)	Sabre Holdings Corp	30.0%	$447.2	22.5%
02/15/2002	NRG Energy Inc	Xcel Energy Inc	25.7%	$672.6	-3.1%
02/04/2002	Intimate Brands Inc(Limited)	Limited Inc	16.0%	$1,644.7	24.8%
12/27/2001	Convera Corp	Allen Holding Co	28.3%	$34.0	-6.7%
11/07/2001	Aquila Inc(Utilicorp United)	UtiliCorp United Inc	20.0%	$414.2	-16.1%
10/25/2001	Aradigm Corp	Novo Nordisk A/S	28.3%	$20.0	10.7%
10/12/2001	Liberty Digital(Liberty Media)	Liberty Media Corp	10.4%	$69.1	-28.2%
10/10/2001	TD Waterhouse Group Inc	Toronto-Dominion Bank	11.2%	$402.6	32.9%
10/01/2001	NCH Corp	Investor Group	45.7%	$121.5	18.8%
09/19/2001	ImClone Systems Inc	Bristol-Myers Squibb Co	19.9%	$2,007.4	50.9%
08/22/2001	Homeservices Com Inc	MidAmerican Energy Holdings Co	16.5%	$32.9	56.5%
07/16/2001	Peapod Inc(Koninklijke)	Koninklijke Ahold NV	42.0%	$34.2	90.3%
06/29/2001	Commerce One Inc	SAP AG	18.9%	$225.6	-29.1%
06/06/2001	Liberty Financial Cos Inc	Liberty Mutual Insurance Co	30.0%	$536.0	40.4%
05/14/2001	Agency.com Ltd	Seneca Investments LLC	34.3%	$53.8	161.7%
04/26/2001	XO Communications	Forstmann Little & Co	13.4%	$250.0	-21.6%
04/24/2001	Pharmanetics Inc	Bayer Corp(Bayer USA/Bayer AG)	15.6%	$17.4	76.2%
03/26/2001	CSFBdirect(CSFB)	Credit Suisse First Boston	18.0%	$110.4	73.9%
02/15/2001	Westfield America Inc	Westfield America Trust	22.5%	$1,050.8	14.5%
01/12/2001	Collins & Aikman Corp	Heartland Industrial Partners	28.7%	$125.0	12.7%
12/29/2000	Berlitz Intl Inc(Benesse Corp)	Benesse Corp	22.8%	$110.2	112.9%
12/15/2000	United Auto Group Inc	Penske Capital Partners LLC	20.1%	$41.9	46.1%
12/14/2000	NPC International Inc	O Gene Bicknell	35.0%	$93.6	32.0%
11/20/2000	Swiss Army Brands Inc	Victorinox AG	19.8%	$9.6	-7.0%
11/16/2000	PBOC Holdings Inc	FBOP Corp,Oak Park,Illinois	24.0%	$47.6	40.4%
11/10/2000	Holt’s Cigar Holding Inc	HCH Acquisition Corp	26.0%	$11.3	54.4%
11/09/2000	Metro One Telecommunications	Sonera Corp(Finland)	25.5%	$68.0	36.0%
10/25/2000	pcOrder.com	Trilogy Software Inc	38.9%	$48.3	55.7%
10/12/2000	Hexcel Corp	Investor Group	39.3%	$159.5	-17.0%

Date Announced	Target Name	Acquiror Name	% of Shares Acquired	Value of Transaction	Four Week Premium
09/21/2000	Hertz Corp(Ford Motor Co)	Ford Motor Co	18.5%	$734.0	12.0%
09/14/2000	General DataComm Industries	State of WI Investment Board	11.3%	$15.0	15.9%
09/01/2000	Minolta-QMS Inc(Minolta Co)	Minolta Investments Co	42.9%	$34.6	95.9%
08/30/2000	AXA Financial Inc	AXA Group(AXA)	40.0%	$11,189.3	34.3%
08/28/2000	800-JR Cigar Inc	Investor Group	21.6%	$33.3	18.2%
08/15/2000	Infinity Broadcasting Corp	Viacom Inc	35.7%	$13,649.0	-7.0%
08/14/2000	BHC Communications Inc	News Corp Ltd	23.9%	$887.7	10.0%
08/10/2000	Simon Transportation Services	Jerry Moyes	14.5%	$8.2	67.4%
07/20/2000	JLK Direct Distribution Inc	Kennametal Inc	17.0%	$36.5	68.7%
07/11/2000	In Home Health Inc	Manor Care Inc	38.6%	$21.0	23.3%
07/09/2000	Life Technologies Inc(Dexter)	Invitrogen Corp	25.0%	$401.7	20.0%
06/14/2000	USA Detergents Inc	Church & Dwight Co	15.1%	$15.0	180.0%
05/09/2000	Alpharma Inc	Donaldson Lufkin & Jenrette	16.8%	$187.5	-1.0%
04/24/2000	Cherry Corp	Investor Group	48.9%	$130.5	70.3%
03/27/2000	IDT Corp	Liberty Media Group(AT&T Corp)	11.1%	$131.1	-6.1%
03/23/2000	Homestead Village Inc	Security Capital Group Inc	27.7%	$156.8	98.8%
03/17/2000	Vastar Resources Inc	BP Amoco PLC	19.0%	$1,575.7	69.4%
02/15/2000	Phoenix International Ltd Inc	London Bridge Software Holding	10.1%	$5.0	41.7%
02/02/2000	Thermo Instrument Systems Inc	Thermo Electron Corp	15.0%	$831.7	94.3%
01/31/2000	ONIX Systems Inc	Thermo Instrument Systems Inc	19.0%	$23.1	38.5%
01/31/2000	Thermo BioAnalysis(Thermo)	Thermo Instrument Systems Inc	16.0%	$167.9	53.4%
01/31/2000	ThermoQuest Corp	Thermo Instrument Systems Inc	10.0%	$96.9	61.9%
01/31/2000	Thermedics(Thermo Electron)	Thermo Electron Corp	26.0%	$169.2	103.3%
01/19/2000	Conning Corp	Metropolitan Life Insurance Co	39.0%	$74.3	52.1%
12/27/1999	S3 Inc	VIA Technologies Ltd	12.4%	$145.8	55.4%
12/17/1999	ThermoTrex Corp	Thermo Electron Corp	20.0%	$36.9	3.2%
12/15/1999	ThermoLase Corp(ThermoTrex)	Thermo Electron Corp	19.0%	$36.4	45.7%
12/14/1999	BigStar Entertainment Inc	ValueVision International Inc	14.0%	$10.0	16.7%
12/08/1999	Robertson-Ceco Corp	Heico Companies LLC	30.8%	$57.0	41.5%
12/01/1999	Boise Cascade Office Products	Boise Cascade Corp	18.1%	$205.3	60.0%
11/22/1999	ERC Industries Inc(John Wood)	John Wood Group PLC	11.0%	$5.1	100.0%
11/05/1999	PEC Israel Economic Corp	Discount Investment Corp(IDB)	30.7%	$320.0	2.8%

Date Announced	Target Name	Acquiror Name	% of Shares Acquired	Value of Transaction	Four Week Premium
09/09/1999	Lifeway Foods Inc	Danone Group	15.0%	$5.7	31.2%
09/03/1999	Digital Link Corp	Investor Group	50.0%	$53.8	40.0%
08/02/1999	Spacehab Inc	DaimlerChrysler Aerospace AG	10.6%	$12.0	70.4%
06/14/1999	SpeedUs.com Inc	NextLink Communications Inc	11.7%	$20.0	150.0%
06/03/1999	Triangle Pharmaceuticals Inc	Abbott Laboratories	22.7%	$118.3	25.8%
06/03/1999	Genentech Inc	Roche Holding AG	33.0%	$4,818.4	279.3%
05/07/1999	J Ray McDermott SA	McDermott International Inc	37.0%	$514.5	19.3%
05/05/1999	Thermo Power Corp	Thermo Electron Corp	22.0%	$34.8	41.2%
04/12/1999	Meadowcraft Inc	Investor Group	27.0%	$53.2	77.8%
04/01/1999	Aqua Alliance Inc	Vivendi SA	17.0%	$117.1	101.7%
03/26/1999	Juno Lighting Inc	Fremont Partners	17.8%	$106.0	386.3%
03/24/1999	Knoll Inc(Warburg, Pincus)	Warburg, Pincus Ventures Inc	41.8%	$490.8	46.4%
03/21/1999	Spelling Entertainment Group	Viacom Inc(Natl Amusements)	19.1%	$191.6	54.5%
03/15/1999	Go2Net Inc	Vulcan Ventures Inc	10.2%	$158.5	-6.7%
03/08/1999	ENStar Inc	Investor Group	35.5%	$13.2	51.5%
01/22/1999	Treadco Inc	Arkansas Best Corp	49.0%	$22.7	24.1%
01/06/1999	ExecuStay Corp	Marriott International Inc	43.8%	$46.3	2.0%

		AVERAGE	24.3%	$581.2	48.2%

		All Purchases
		High	50.0%	$13,649.0	-386.3%
		Low	10.0%	$5.0	-57.0%

		Excluding Highest and Lowest 10%
		High	50.0%	$11,189.3	100.0%
		Low	10.0%	$5.0	-6.7%

Tab 8

Recent Dual Class Restructuring Transactions*

Company Name	Continental Airlines, Inc.	Dairy Mart Convenience Stores, Inc.	Fedders Corporation (b)	Pacificare Health Systems, Inc.(c)	Reader’s Digest Association, Inc.
Ticker Symbol	CAL	D M C	FJC/FJA	PHSY	RDA/RDB
Date of Transaction	1/22/2001	2/8/2000	3/26/2002	6/24/1999	Pending

Market Capitalization at Time of Transaction (millions)	$2,600	$16	$92	$3,263	$2,258

Closing Share Price One Day Prior to Announcement:
Control Voting Stock	$51.88	$4.13	$3.05	$74.00	$23.00
Non-Control Stock	$52.00	$4.13	$2.70	$79.88	$22.61

Price Ratio of Control Voting Stock to Non-Control Stock	0.998	1.000	1.130	0.926	1.017

Control Conversion Ratio(a)	1.320	1.100	1.100	1.127 (d)	1.240

Implied premium to Control Voting Shareholders	32.00%	10.00%	10.00%	12.71%	24.00%

Before Recapitalization:
Control Voting Stock	10,966,938	1,439,680	15,901,165	5,909,500	12,432,164
Non-Control Stock	47,397,247	3,307,730	14,890,386	40,037,357	87,223,289

Total Shares Outstanding	58,364,185	4,747,410	30,791,551	45,946,857	99,655,453

Non-Control Stock as a
Percentage of Total Shares Outstanding	81.21%	69.67%	48.36%	87.14%	87.52%

After Recapitalization:
Previous Control Voting Stock	14,476,358	1,583,648	17,491,282		15,415,883
Previous Non-Control Stock	47,397,247	3,307,730	14,890,386		87,223,289

Total Shares Outstanding	61,873,605	4,891,378	32,381,668		102,639,172

Non-Control Stock as a Percentage of Total Shares Outstanding	76.60%	67.62%	45.98%		84.98%

Percentage Dilution to Non-Control Stockholders	5.67%	2.94%	4.91%	1.63%	2.91%

Transaction Synopsis

Each holder of control voting stock receives 1.32 shares of common stock. As part of the transaction approximately 6.7 million Class A shares owned by Northwest Airlines were purchased for $67 per share or approximately $450 million.

		Each holder of control voting stock receives 1.1 shares of new common stock in conversion to a single class. This restructuring also settled outstanding litigation.	Each holder of control voting stock received 1.1 shares of new common stock in connection with the recapitalization of the company’s Class A and Common stock to a single class of common stock.

$60 million paid to UniHealth Foundation - owner of 39.8% of Class A Stock, for approving the proposed restructuring to a single class of common stock. UniHealth’s shares to be repurchased at market prices in installments through February 2001.

Each holder of control voting stock receives 1.24 shares of new common stock in conversion to a single class. Each Class A share, currently without voting rights, will be exchanged for one share of the new stock. The transaction includes a $100 million cash purchase of 3.6 million control shares owned by Wallace Funds, which represents a similar premium.

Company Name	Reinsurance Group of America	Remington Oil and Gas Corporation	Average	Methode Electronics, Inc. (f)	Methode Electronics, Inc. (g)
Ticker Symbol	RGA	ROIL		METHA / METHB	METHA / METHB
Date of Transaction	9/1/1999	12/23/1998		Pending	Pending

Market Capitalization at Time of Transaction (millions)	$1,375	$65	$1,381	$295	$295

Closing Share Price One Day Prior to Announcement:
Control Voting Stock	$35.88	$5.88		$10.35	$8.50
Non-Control Stock	$29.63	$6.00		$9.90	$8.14

Price Ratio of Control Voting Stock to Non-Control Stock	1.211	0.979	1.037	1.045	1.044

Control Conversion Ratio(a)	1.010 (e)	1.150	1.150	2.020	2.457

Implied premium to Control Voting Shareholders	1.00%	15.00%	15.0%	102.02%	145.70%

Before Recapitalization:
Control Voting Stock	37,931,000	3,250,110		1,087,317	1,087,317
Non-Control Stock	7,417,000	17,553,010		35,076,819	35,076,819

Total Shares Outstanding	45,348,000	20,803,120		36,164,136	36,164,136

Non-Control Stock as a
Percentage of Total Shares Outstanding	16.36%	84.38%	67.8%	96.99%	96.99%

After Recapitalization:
Previous Control Voting Stock	37,931,000	3,737,627
Previous Non-Control Stock	7,194,490	17,553,010

Total Shares Outstanding	45,125,490	21,290,637

Non-Control Stock as a Percentage of Total Shares Outstanding	15.94%	82.44%	62.3%

Percentage Dilution to Non-Control Stockholders	2.52%	2.29%	3.27%	3.16% (h )	4.52% (i )

Transaction Synopsis	Each holder to receive 0.97 of a share of voting stock for one share of non-voting stock.	Each holder of a control voting share receives 1.15 new common shares pursuant to a restructuring to a single class of common stock and a simultaneous acquisition.		Each holder of a control voting share receives $20.00 in cash pursuant to a restructuring to a single class of common stock whereby Methode will make a tender offer for all outstanding Class B Shares.	Each holder of a control voting share receives $20.00 in cash pursuant to a restructuring to a single class of common stock whereby Methode will make a tender offer for all outstanding Class B Shares.

*             Other than 1:1 conversions - See page 26.

(a) Represents amount of new single class shares Control Voting Stock holders receive per share upon exchange of their Control Voting Shares. (b) Control Voting Stock represents Fedders Common Stock and Class B Stock and Non-Control Stock represents Fedders Class A Stock.

(c) Control Voting Stock and Non-Control Stock represents shares held by Unihealth and Others respectively.

(d) Pro forma - represents value of Unihealth’s stake after the Transaction ($532.02 million or $60 million + $472.02 million) divided by the initial market value of Unihealth’s stake in the Company ($472.02 million or 5,909,500 shares times $79.875 per share).

(e) Pro forma - reflects ratio if recapitalization had been accomplished by issuing additional shares to Control Shareholders instead of by decreasing the shares held by Non-Control Shareholders. (f) Reflects transaction based upon weighted average price per share for the 30 trading days (7/3/02 - 8/14/02).

(g) Reflects transaction based upon the closing price as of 8/14/02.

(h) Dilution reflects the Control Premium to Class B Shareholders (the number of Class B shares outstanding multiplied by the repurchase price less the value of the Class B shares at the Class A Price) divided by the Market Value of the Class A Shares ((1.09 million shares * $20.00 per share) - ($9.90 * 1.09 million shares)) / ($9.90 * 35.1 million shares).

(i) Dilution reflects the Control Premium to Class B Shareholders (the number of Class B shares outstanding multiplied by the repurchase price less the value of the Class B shares at the Class A Price) divided by the Market Value of the Class A Shares ((1.09 million shares * $20.00 per share) - ($8.14 * 1.09 million shares)) / ($8.14* 35.1 million shares).

Comparable Share Reclassification Dilution to Non-Control Shareholders Analysis

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* Reflects transaction based upon weighted average price per share for the 30 trading days (7/3/02 - 8/14/02).

** Reflects transaction based upon the closing price as of 8/14/02.

Recent Equity Reclassification Transactions with Conversion Ratios Equal to 1.0

Date	Company	Ticker Symbol

7/10/2002 *	E-Z-EM, Inc.	EZM/A/B

10/8/2001	Conoco, Inc.	COC

5/15/2001	Raytheon Co.	RTN

5/1/2001	Waddell & Reed Financial, Inc.	WDR

10/10/2000	Florida East Coast Industries, Inc.	FLA

8/29/2000	J.M. Smucker Company	SJM

6/30/2000	Mitchell Energy & Development	MND

4/24/2000	PMA Capital Corporation	PMACA

10/25/1999	InfoUSA, Inc.	IUSA

6/21/1999	Republic Services, Inc.	RSG

6/18/1999	Cherry Corp.	CHER

6/17/1999	Network Solutions, Inc.	NSOL

12/15/1998	Scott Technologies, Inc.	SCTT

5/21/1998	Carnival Corp.	CCL

5/1/1998	Northwest Airlines Corp.	NWAC

*As of the date announced; recapitalization is pending.

Tab 9

Relationship between Control Voting Stock Proportion and Premiums Paid

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* Reflects transaction based upon weighted average price per share for the 30 trading days (7/3/02 - 8/14/02).

** Reflects transaction based upon the closing price as of 8/14/02.

Tab 10

Stock Price and Transaction Conversion Ratio Analysis

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*    = Reflects transaction based upon weighted average price per share for the 30 trading days (7/3/02 - 8/14/02)

**   = Reflects transaction based upon the closing price as of 8/14/02

Tab 11

Control Premium / Non-Control Dilution Sensitivity Analysis — Weighted Average Price

(in millions, except per share data)

	Class A	Class B	Class C

Weighted Average Closing Price*	$9.9	$10.35

Shares Outstanding	35.08	1.09	36.16

Market Value	$347.26	$11.25	$358.51

* Represents weighted average closing price of last 30 trading days (7/3/02-8/14/02)

	Repurchase Price per Class B Share
	$17.00	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00

Premium to Class A Shares	71.72%	81.82%	91.92%	102.02%	112.12%	122.22%	132.32%	142.42%	152.53%

Class B Shares Outstanding	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09

Total Consideration (millions)	$18.48	$19.57	$20.66	$21.75	$22.83	$23.92	$25.01	$26.10	$27.18

Less: Value at Class A Price	(10.76)	(10.76)	(10.76)	(10.76)	(10.76)	(10.76)	(10.76)	(10.76)	(10.76)

Control Premium to Class B Shareholders (millions)	$7.72	$8.81	$9.89	$10.98	$12.07	$13.16	$14.24	$15.33	$16.42

Market Value of Class A Shares	$347.26	$347.26	$347.26	$347.26	$347.26	$347.26	$347.26	$347.26	$347.26

Dilution to Class A Holders (Control Premium/Market Value)	2.22%	2.54%	2.85%	3.16%	3.48%	3.79%	4.10%	4.41%	4.73%

Control Premium / Non-Control Dilution Sensitivity Analysis - 8-14-02 Closing Price

(in millions, except per share data)

	Class A	Class B	Total

Closing Price as of 8/14/02	$8.14	$8.50

Shares Outstanding	35.08	1.09	36.16

Market Value	$283.53	$9.24	$294.77

	Repurchase Price per Class B Share
	$17.00	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00

Premium to Class A Shares	108.85%	121.13%	133.42%	145.70%	157.99%	170.27%	182.56%	194.84%	207.13%

Class B Shares Outstanding	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09

Total Consideration (millions)	$18.48	$19.57	$20.66	$21.75	$22.83	$23.92	$25.01	$26.10	$27.18

Less: Value at Class A Price	(8.85)	(8.85)	(8.85)	(8.85)	(8.85)	(8.85)	(8.85)	(8.85)	(8.85)

Control Premium to Class B Shareholders (millions)	$9.63	$10.72	$11.81	$12.90	$13.98	$15.07	$16.16	$17.24	$18.33

Market Value of Class A Shares	$285.53	$285.53	$285.53	$285.53	$285.53	$285.53	$285.53	$285.53	$285.53

Dilution to Class A Holders (Control Premium/Market Value)	3.37%	3.75%	4.14%	4.52%	4.90%	5.28%	5.66%	6.04%	6.42%

Control Premium / Non-Control Dilution Sensitivity Analysis

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